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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C.  20549




                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         Date of Report:  June 25, 1996






                          MORRISON KNUDSEN CORPORATION


                          Commission File Number 1-8889




                             A Delaware corporation

                   IRS Employer Identification No. 82-0393735





                   MORRISON KNUDSEN PLAZA, BOISE, IDAHO 83729
                                  208/386-5000

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                          MORRISON KNUDSEN CORPORATION
                          COMMISSION FILE NUMBER 1-8889


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

     On June 25, 1996, Morrison Knudsen Corporation, a Delaware corporation (the "Registrant") filed in the United States Bankruptcy Court for the District of Delaware a petition for reorganization under Chapter 11 of title 11 of the United State Code, Case Number 96-1006(PJW) (the "Chapter 11 Filing"). The Registrant is managing its business as debtor-in-possession subject to Court approval for certain actions of the Registrant. See the press release dated June 25, 1996 filed as Exhibit 99.1 hereto and incorporated herein by this reference.

ITEM 5.   OTHER MATERIAL IMPORTANT EVENTS.

     On June 25, 1996, the Registrant announced that it has entered into a definitive agreement regarding (i) the amount of intercompany indebtedness owed by MK Rail Corporation ("MK Rail") to the Registrant and (ii) providing for an amendment to the MK Rail Rights Plan which would allow the Registrant to proceed with its Chapter 11 plan of reorganization. See the press release dated June 25, 1996 filed as Exhibit 99.2 hereto, the MK Rail Note Cancellation and Restructuring Agreement filed as Exhibit 10.1 hereto and the MK Rail Stockholders Agreement filed as Exhibit 10.2 hereto, each of which is incorporated herein by this reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits.

               10.1 MK Rail Note Cancellation and Restructuring Agreement dated as of June 20, 1996 among the Registrant, MK Rail and the Registrant's wholly owned subsidiary, Morrison Knudsen Corporation, an Ohio corporation ("MKO").

               10.2 MK Rail Stockholders Agreement dated as of June 20, 1996, between MK Rail and MKO.

               99.1 Registrant's press release dated June 25, 1996 relating to the filing of Registrant's plan of reorganization.

               99.2 Registrant's press release dated June 25, 1996 relating to the MK Rail intercompany indebtedness and the amendment to the MK Rail Rights Plan.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MORRISON KNUDSEN CORPORATION



June 25, 1996                           By:  /s/ Stephen G. Hanks
                                           -------------------------------------
                                             Stephen G. Hanks
                                             Executive Vice President and
                                             Chief Legal Officer



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